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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-1705
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 8.01 Other Events

Effective September 8, 2004, Dr. William E. Gannon resigned as the Company’s Vice President—Clinical Affairs and Medical Director. At the direction of the Board of Directors, the search for a replacement is ongoing. The Company issued a press release regarding Dr. Gannon’s resignation on September 13, 2004. A copy of that press release is attached as Exhibit 99.1 to this Report on Form 8-K.

On September 13, 2004, the Company issued a press release that it will hold its 2005 Annual Meeting of Stockholders at 10 o’clock a.m. Eastern Time on May 19, 2005. A copy of the press release is attached as Exhibit 99.2 to this Report on Form 8-K

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated September 13, 2004 relating to the resignation of Dr. William Gannon and Vice President—Clinical Affairs and Medical Director.

99.2	Press release dated September 13, 2004 announcing the date of the 2005 Annual Meeting of Stockholders of Celsion Corporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: September 13, 2004	By:	/s/ Augustine Y. Cheung
President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press release dated September 13, 2004 relating to the resignation of Dr. William Gannon and Vice President—Clinical Affairs and Medical Director.

99.2	Press release dated September 13, 2004 announcing the date of the 2005 Annual Meeting of Stockholders of Celsion Corporation

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